UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2016

VERTEX PHARMACEUTICALS INCORPORATED
(Exact name of registrant as specified in its charter)

MASSACHUSETTS (State or other jurisdiction of incorporation)	000-19319 (Commission File Number)	04-3039129 (IRS Employer Identification No.)

50 Northern Avenue
Boston, Massachusetts 02210
(Address of principal executive offices) (Zip Code)
(617) 341-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2016, Vertex announced several changes to our senior leadership team that are designed to provide long-term stability and leadership through the continued growth and expansion of Vertex’s business.  Principal among these changes is the extension of our CEO’s contract. The changes also include the creation of new roles that reflect the advancement and increased complexity of our business.

(c) Appointment of Certain Officers

Effective January 1, 2017, we have appointed Ian F. Smith our EVP – Chief Operating Officer and Chief Financial Officer and Michael Parini our EVP – Chief Legal and Administrative Officer. Additional information regarding Mr. Smith and Mr. Parini is included in Item 1 of our Annual Report on Form 10-K, filed with the SEC on February 16, 2016 and incorporated herein by reference.

(e) Compensatory Arrangements with Named Executive Officer

On November 30, 2016, we amended and restated our employment agreement with our Chairman, President and Chief Executive Officer, Dr. Jeffrey M. Leiden. The amended and restated agreement replaces our employment agreement with Dr. Leiden, which was originally entered into in December 2011 and previously amended in December 2014. Pursuant to the amended and restated employment agreement:

•	The term of Dr. Leiden’s employment agreement (which was previously scheduled to expire on December 31, 2017) was extended through March 31, 2020.

•	Dr. Leiden’s annual base salary, target bonus and equity compensation program remained the same.

•	His benefits upon a termination by us without cause or by Dr. Leiden for good reason were adjusted as follows:

o	Dr. Leiden’s cash severance benefit was reduced from 200% of the sum of his base salary and target bonus to 100% of the sum of his base salary and target bonus; and

o
For stock options granted starting in 2014 and restricted stock awards/restricted stock awards granted starting in 2015, in lieu of the 18 months of acceleration/continued vesting he would receive partial vesting of such awards in a percentage based on his years of service as an employee and/or non-employee director. This percentage would initially be 70% and would increase by 10% for each full year of service to the company. In addition, his stock options granted starting in 2014, would each remain outstanding for its original ten-year term.

    The other material terms of Dr. Leiden’s employment agreement were not amended.
The foregoing summary of the amended and restated agreement is qualified in its entirety by the full text of the amended and restated agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
In connection with the foregoing appointments, Mr. Smith’s base salary was increased to $850,000 and his target bonus was increased to 75% of his annual base salary and Mr. Parini’s base salary was increased to $675,000.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit        Description of Document

10.1	Amended and Restated Employment Agreement, dated November 30, 2016, by and between Vertex Pharmaceuticals Incorporated and Jeffrey M. Leiden, M.D., Ph.D

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED
(Registrant)

Date: December 2, 2016	/s/ Michael J. LaCascia
Michael J. LaCascia Senior Vice President